Exhibit T3B.75A

ASSIGNMENT OF MEMBERSHIP INTEREST

(Asheville, LLC)

This Assignment of Membership Interest (the “Assignment”) is made and entered into to be effective as of October 25, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC, a Delaware limited liability company (the “Assignee”) the sole Membership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Asheville, LLC, a North Carolina limited liability company (the “Company”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Operating Agreement of Asheville, LLC of the Company dated December 2, 1997, including amendments, modifications, assignments or supplements thereto (collectively, the “Agreement”).

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a Member of the Company as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as the sole Member of the Company, (b) Assignor will cease to be a Member of the Company, (c) the Company shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

By: CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited Partnership

By:	CBL Holdings I, Inc.
its sole general partner

By:	/s/ Katie A. Reinsmidt
Name:	Katie A. Reinsmidt
Title:	Executive Vice President & Chief Investment Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Company as a Member the Company on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

By: CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company

By: CBL & Associates Limited Partnership, its chief manager and sole member

By: CBL Holdings I, Inc. its sole general partner

By:	/s/ Katie A. Reinsmidt
Name:	Katie A. Reinsmidt
Title:	Executive Vice President & Chief Investment Officer

SCHEDULE A

100% Membership Interest in Asheville, LLC

MODIFICATION NO. TWO TO OPERATING AGREEMENT OF

ASHEVILLE, LLC

This MODIFICATION NO. TWO to OPERATING AGREEMENT of ASHEVILLE, LLC (the “Amendment”) is made and entered into to be effective as of October 25, 2021, by CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company (herein referred to as the “Member”).

WITNESSETH:

WHEREAS, ASHEVILLE, LLC, a North Carolina limited liability company (the “Company”) is governed by that certain Operating Agreement dated as of December 2, 2007, as amended (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership has assigned 100% of its beneficial and ownership interests in the Company to Member constituting the sole membership in the Company pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, Member desires to amend and modify the Agreement (i) to reflect the Assignment, including recording the Member as such Member of the Company on the books and records of the Company, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Member does hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Member” shall be the Member shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

MEMBER:

By:	CBL & Associates HoldCo II, LLC, its sole member

By:	CBL & Associates Limited Partnership, its chief manager and sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Katie A. Reinsmidt
Name:	Katie A. Reinsmidt
Title:	Executive Vice President – Chief Investment Officer

EXHIBIT “B”

TO MODIFICATION NO. TWO TO OPERATING AGREEMENT OF

ASHEVILLE, LLC

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	100%	$1,000